Exhibit 99.2

Eagle Bancorp Montana Announces Closing of Common Stock Offering and Full Exercise of Overallotment Option to Purchase Additional Shares of Common Stock

HELENA, Mont., October 13, 2017 (GLOBE NEWSWIRE) -- Eagle Bancorp Montana, Inc. (NASDAQ:EBMT) (the “Company,” “Eagle”), the holding company of Opportunity Bank of Montana (the “Bank”), announced today the closing of its underwritten public offering of 1,189,041 shares of the Company’s common stock, at a price to the public of $18.25 per share for gross proceeds of approximately $21.7 million. The offering included the exercise in full by the underwriters of their option to purchase an additional 139,041 shares. The net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $20.1 million.

D.A. Davidson & Co. served as sole bookrunning manager of the offering, and FIG Partners, LLC served as a co-manager. The Company intends to use the net proceeds from the offering for general corporate purposes, including potential future acquisitions and to support continued organic growth, with an anticipated $10 million of the net proceeds to be contributed to the Bank.

The shares were issued by means of a prospectus supplement and accompanying prospectus filed as part of an effective shelf registration statement on Form S-3 (File No. 333-216983) filed with the U.S. Securities and Exchange Commission ("SEC"). These documents are available at no charge by visiting the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained from D.A. Davidson & Co., Attn: Equity Capital Markets, 8 Third St. N., Great Falls, MT 59401, (406) 791-7319.

About the Company

Eagle Bancorp Montana, Inc. is a bank holding company headquartered in Helena, Montana and is the holding company of Opportunity Bank, a community bank established in 1922 that serves consumers and small businesses in Montana through 14 banking offices. Additional information is available on the bank’s website at www.opportunitybank.com.  The shares of Eagle Bancorp Montana, Inc. are traded on the NASDAQ Global Market under the symbol “EBMT.”

Forward Looking Statements

This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors include, but are not limited to, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and other economic, governmental, competitive, regulatory and technological factors that may affect our operations. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. All information set forth in this press release is current as of the date of this release and the company undertakes no duty or obligation to update this information.

 Contacts:

Peter J. Johnson, President and CEO
(406) 457-4006
Laura F. Clark, SVP and CFO
(406) 457-4007

Source: Eagle Bancorp Montana, Inc.